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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      American Express                           American Express Receivables
       Centurion Bank                              Financing Corporation II
  ----------------------------------------------------------------------------
    (Exact name of co-registrants as specified in their respective charters)


            Utah                                           Delaware
   ---------------------                            ----------------------
  (State of incorporation                          (State of incorporation
      or organization)                                 or organization)

         11-2869526                                       13-3854638
   ---------------------                            ----------------------
      (I.R.S. Employer                                 (I.R.S. Employer
    Identification No.)                               Identification No.)


                                                    World Financial Center
   6985 Union Park Center                              200 Vesey Street
       Midvale, Utah                                  New York, New York
  ----------------------                            -----------------------
   (Address of principal                            (Address of principal
     executive offices)                               executive offices)


           84047                                             10285
        -----------                                       -----------
         (Zip Code)                                       (Zip Code)


    Securities to be registered pursuant to Section 12(b) of the Act:

                                   None

     Securities to be registered pursuant to Section 12(g) of the Act:

                  American Express Credit Account Master Trust
          Class A Series 1999-4 Floating Rate Asset Backed Certificates Class B Series 1999-4 Floating Rate Asset Backed Certificates

          Class A Series 1999-5 Floating Rate Asset Backed Certificates Class B Series 1999-5 Floating Rate Asset Backed Certificates
          -------------------------------------------------------------
                                (Title of Class)


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Item 1.1       Description of Registrant's Securities to be Registered

               The description of the Class A Series 1999-4 Floating Rate Asset Backed Certificates and Class B Series 1999-4 Floating Rate Asset Backed Certificates appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Tax Matters"; and "ERISA Considerations" in the Prospectus, dated August 9, 1999, and "Summary of Series Terms" and "Maturity Considerations" in the Series 1999-4 Prospectus Supplement, dated August 9, 1999 (the Prospectus and the Prospectus Supplement are attached hereto as Exhibit 4.4).

Item 1.2 The description of the Class A Series 1999-5 Floating Rate Asset Backed Certificates and Class B Series 1999-5 Floating Rate Asset Backed Certificates appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Tax Matters"; and "ERISA Considerations" in the Prospectus, dated August 9, 1999, and "Summary of Series Terms" and "Maturity Considerations" in the Series 1999-5 Prospectus Supplement, dated August 9, 1999 (the Prospectus and the Prospectus Supplement are attached hereto as Exhibit 4.5).

Item 2.        Exhibits

        Exhibit 4.1 Pooling and Servicing Agreement, dated as of May 16, 1996 (incorporated by reference to Registration Statement No. 33-95784 filed on May 30, 1996).

        Exhibit 4.2 Series 1999-4 Supplement to the Pooling and Servicing Agreement, dated as of August 17, 1999.

        Exhibit 4.3 Series 1999-5 Supplement to the Pooling and Servicing Agreement, dated as of August 17, 1999.

        Exhibit 4.4 Series 1999-4 Prospectus dated August 9, 1999 and Prospectus Supplement, dated August 9, 1999, as filed with the Securities and Exchange Commission on August 11, 1999 pursuant to Rule 424(b)(2).

        Exhibit 4.5 Series 1999-5 Prospectus dated August 9, 1999 and Prospectus Supplement, dated August 9, 1999, as filed with the Securities and Exchange Commission on August 11, 1999 pursuant to Rule 424(b)(2).

        Exhibit 5.1 Form of specimens of certificates representing the Class A Series 1999-4 Floating Rate Asset Backed Certificates and the Class B Series 1999-4 Floating Rate Asset Backed Certificates.

        Exhibit 5.2 Form of specimens of certificates representing the Class A Series 1999-5 Floating Rate Asset Backed Certificates and the Class B Series 1999-5 Floating Rate Asset Backed Certificates.


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                                    SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         AMERICAN EXPRESS CENTURION BANK




                                         By: /s/ Robert D. Kraus
                                            -----------------------------
                                         Name:  Robert D. Kraus
                                         Title: Assistant Secretary



                                         AMERICAN EXPRESS RECEIVABLES
                                         FINANCING CORPORATION II




                                         By: /s/ Leslie R. Scharfstein
                                            -----------------------------
                                         Name:  Leslie R. Scharfstein
                                         Title: President



Date:   August 17, 1999


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                                INDEX TO EXHIBITS

        Exhibit
        Number                                 Exhibit
        ------                                 -------

        Exhibit 4.1 Pooling and Servicing Agreement, dated as of May 16, 1996 (incorporated by reference to Registration Statement No. 33-95784 filed on May 30, 1996).

        Exhibit 4.2 Series 1999-4 Supplement to the Pooling and Servicing Agreement, dated as of August 17, 1999.

        Exhibit 4.3 Series 1999-5 Supplement to the Pooling and Servicing Agreement, dated as of August 17, 1999.

        Exhibit 4.4 Series 1999-4 Prospectus dated August 9, 1999 and Prospectus Supplement, dated August 9, 1999, as filed with the Securities and Exchange Commission on August 11, 1999 pursuant to Rule 424(b)(2).

        Exhibit 4.5 Series 1999-5 Prospectus dated August 9, 1999 and Prospectus Supplement, dated August 9, 1999, as filed with the Securities and Exchange Commission on August 11, 1999 pursuant to Rule 424(b)(2).

        Exhibit 5.1 Form of specimens of certificates representing the Class A Series 1999-4 Floating Rate Asset Backed Certificates and the Class B Series 1999-4 Floating Rate Asset Backed Certificates.

        Exhibit 5.2 Form of specimens of certificates representing the Class A Series 1999-5 Floating Rate Asset Backed Certificates and the Class B Series 1999-5 Floating Rate Asset Backed Certificates.